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                                                                     EXHIBIT 5.1



                               AKERMAN SENTERFITT
                                ATTORNEYS AT LAW

                     ONE SOUTHEAST THIRD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1714
                   PHONE (305) 374-5600 o FAX (305) 374-5095


                                 March 30, 2001




Republic Services, Inc.
110 S.E. 6th Street, 28th Floor
Ft. Lauderdale, FL 33301

         RE:      SENIOR NOTES

Ladies and Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company"), in connection with the corporate proceedings taken and to be taken relating to the public offering of up to $400,000,000 in aggregate principal amount of the Company's senior notes (the "Senior Notes"), to be issued from time to time in one or more series pursuant to an indenture (the "Indenture") proposed to be entered into between the Company and The Bank of New York, as trustee, as may be amended by one or more Supplemental Indentures to be entered into in connection with the creation and issuance of each series of Senior Notes (each, a "Supplemental Indenture"). We have also acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Senior Notes.

         We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that when (i) the Registration Statement has become effective under the Act, (ii) the Indenture is duly authorized, executed and delivered, (iii) the Indenture is duly qualified under the Trust Indenture Act of 1939, as amended (iv) each and any Supplemental Indenture with respect to a series of Senior Notes has been duly authorized, executed



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March 30, 2001
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and delivered, and (v) the Senior Notes of such series have been duly authorized, executed, authenticated and issued in accordance with the terms of the Indenture and the applicable Supplemental Indenture and delivered against payment therefor in accordance with the terms of the applicable agreement pursuant to which such series of Senior Notes may be sold, the Senior Notes of such series will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of, and subject to the provisions of, the Indenture and the applicable Supplemental Indenture or board resolutions setting forth the terms of such Senior Notes, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights, and (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

         We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws (excluding conflicts of laws principles) of the States of Florida and New York, each as currently in effect. In rendering the foregoing opinions, we have relied, with your permission, upon the opinion of Fried, Frank, Harris, Shriver & Jacobson as to matters involving the application of the laws of New York, which opinion was delivered to us on the date hereof. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.




                                          Very truly yours,





                                          /s/ AKERMAN, SENTERFITT & EIDSON, P.A.